UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2012

Gladstone Commercial Corporation

(Exact name of registrant as specified in its chapter)

Maryland	001-33097	02-0681276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory note.

All statements contained herein, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, the future performance of the Company (as defined below) and the closing of any transaction. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “will,” “future,” “intend,” “expect,” “if” or the negative of such terms or comparable terminology. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” of the Company’s final prospectus supplement for the offering described herein, dated January 25, 2012, and the accompanying base prospectus dated September 27, 2010, as filed with the U.S. Securities and Exchange Commission (“SEC”) on September 23, 2010. The Company cautions readers not to place undue reliance on any such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this report.

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2012, Gladstone Commercial Corporation (the “Company”), a Maryland corporation, and Gladstone Commercial Limited Partnership (the “Operating Partnership”), a Delaware limited partnership controlled by the Company through its ownership of GCLP Business Trust II, the general partner of the Operating Partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. (“Jefferies”), as representative of the several underwriters named in Schedule A annexed thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 1,400,000 shares of 7.125% Series C Cumulative Term Preferred Stock, par value $0.001 per share, at a purchase price to the public of $25.00 per share (the “Series C Term Preferred Stock”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 210,000 shares of Series C Term Preferred Stock on the same terms and conditions to cover over-allotments, if any. The Series C Term Preferred Stock was offered and sold pursuant to a prospectus supplement, dated January 25, 2012, and a base prospectus, dated September 27, 2010, which are part of the Company’s effective shelf registration statement on Form S-3 (File No. 333-169290). The Company expects the transaction to close on February 1, 2012.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement set forth above is qualified by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company has an open market sale agreement with Jefferies under which it may, from time to time, offer to sell shares of its common stock with an aggregate sales price of up to $25,000,000 on the open market through Jefferies, as agent, or to Jefferies, as principal.

Item 3.03.	Material Modification to Rights of Security Holders.

The authorization and issuance of the Series C Term Preferred Stock materially impacts the rights of the holders of the Company’s common stock (the “Common Stock”) and the rights of the holders of the Company’s senior common stock (the “Senior Common Stock”) as follows: (i) the Articles Supplementary (defined below) prohibit the Company from issuing dividends or making distributions to the holders of its Common Stock and Senior Common Stock while any shares of Series C Term Preferred Stock are outstanding, unless all accumulated and unpaid dividends on the Series C Term Preferred Stock are paid in their entirety; (ii) if dividends on any Series 2017 Term Preferred Stock Shares shall be in arrears for 18 or more consecutive months, the holders of the Series C Term Preferred Stock have the right to elect two additional directors of the Company; (iii) if shares of the Series C Term Preferred Stock are not redeemed on the January 31, 2017, mandatory redemption date, the number of directors constituting the board of directors (the “Board”) of the Company will be increased by the minimum number of directors, that when added to the Board, will constitute a majority, and the holders of Series C Term Preferred Stock will be entitled, voting as a separate class (to the exclusion of the holders of all other classes or series of the Company’s stock), to elect such number of additional directors; and (iv) the shares of Series C Term Preferred Stock have a liquidation preference equal to $25.00 (the “Liquidation Preference”) plus all accumulated but unpaid dividends in the event of an acquisition, dissolution, liquidation or winding up of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Articles Supplementary Establishing and Fixing the Rights and Preferences of Term Preferred Stock, 7.125% Series 2017 (the “Articles Supplementary”) setting forth the terms of the Series C Term Preferred Stock were filed with the State Department of Assessments and Taxation of Maryland on January 25, 2012. The following is a summary of the material terms of the Articles Supplementary, as it pertains to the Series C Term Preferred Stock:

Dividends

Investors will be entitled to receive preferential cumulative cash dividends on the Series C Term Preferred Stock at a rate of 7.125% per annum of the Liquidation Preference (equivalent to $1.7813 per annum per share). Beginning on the date of issuance, dividends on the Series C Term Preferred Stock will be payable monthly in arrears. The first dividend will be payable on February 29, 2012. Dividends on the Series C Term Preferred Stock will be cumulative from (but excluding) the date of original issuance.

Mandatory Redemption

The Series C Term Preferred Stock has a mandatory redemption date of January 31, 2017. The Company is not required to set aside funds to redeem the Series C Term Preferred Stock. Accordingly, the Series C Term Preferred Stock will remain outstanding until redeemed on January 31, 2017, unless redeemed earlier under the circumstances set forth below under “Optional Redemption” or “Change of Control.”

Optional Redemption

The Company may not redeem the Series C Term Preferred Stock prior to January 31, 2016, except in limited circumstances relating to our continuing qualification as a real estate investment trust. On and after January 31, 2016 and before January 31, 2017, the Company may, at its option, redeem the Series C Term Preferred Stock, in whole or in part, at any time or from time to time, by payment of $25.00 per share, plus any accumulated and unpaid dividends to and including the date of redemption.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company’s affairs, holders of the Series C Term Preferred Stock will have the right to receive the Liquidation Preference, plus any accumulated and unpaid dividends to and including the date of payment, but without interest before any payment is made to the holders of Common Stock, Senior Common Stock or any other class or series of capital stock ranking junior to the Series C Term Preferred Stock.

Change of Control

If the Company is involved in certain types of dispositions of assets, mergers, consolidations, liquidations or dissolutions, holders of the Series C Term Preferred Stock may require the Company to redeem the Series C Term Preferred Stock at a price equal to the Liquidation Preference plus any accumulated and unpaid dividends up to and including the date of payment (whether or not earned or declared by the Company, but excluding interest).

Voting Rights

Holders of the Series C Term Preferred Stock will generally have no voting rights. However, if dividends on any shares of Series C Term Preferred Stock are in arrears for 18 or more consecutive months, then holders of the Series C Term Preferred Stock (voting together as a single class) will have the right to elect two additional directors to serve on the Board until such dividend arrearage is eliminated. In addition if the Company fails to redeem or call for redemption the Series C Term Preferred Stock pursuant to the mandatory redemption required on January 31, 2017, the number of directors constituting the Board will be increased by the minimum number of directors, that when added to the Board, will constitute a majority, and the holders of Series C Term Preferred Stock will be entitled, voting as a separate class (to the exclusion of the holders of all other classes or series of the Company’s stock), to elect such number of additional directors. Further, the designations, rights, preferences, privileges or limitations with respect to the Series C Term Preferred Stock may not be changed in a manner that would be materially adverse to the rights of holders of the Series C Term Preferred Stock without the affirmative vote of at least two-thirds of the shares of Series C Term Preferred Stock then outstanding.

The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the full text of the Articles Supplementary, which are filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the pricing of the offering of Series C Term Preferred Stock is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 25, 2012.

3.1	Articles Supplementary Establishing and Fixing the Rights and Preferences of Term Preferred Stock, 7.125% Series 2017.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Press Release dated January 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation (Registrant)

January 25, 2012	By:	/s/ Danielle Jones

(Danielle Jones, Chief Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 25, 2012.

3.1	Articles Supplementary Establishing and Fixing the Rights and Preferences of Term Preferred Stock, 7.125% Series 2017.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Press Release dated January 25, 2012.